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                                                                     EXHIBIT 3.5


                               OPERATING AGREEMENT

                                       OF

                       MACQUARIE INFRASTRUCTURE ASSETS LLC

                           Dated as of April 13, 2004

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                                TABLE OF CONTENTS

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ARTICLE 1 THE COMPANY............................................................................................     1

         Section 1.1 Formation...................................................................................     1
         Section 1.2 Name........................................................................................     1
         Section 1.3 Purpose; Powers.............................................................................     1
         Section 1.4 Principal Place of Business.................................................................     1
         Section 1.5 Term........................................................................................     2
         Section 1.6 Filings; Agent for Service of Process.......................................................     2
         Section 1.7 Title to Property...........................................................................     2
         Section 1.8 Payments of Individual Obligations..........................................................     2
         Section 1.9 Definitions.................................................................................     3

ARTICLE 2 THE TRUST..............................................................................................    11

         Section 2.1 Trust to Be Sole Member.....................................................................    11
         Section 2.2 Trust Stock to Represent LLC Interests......................................................    11
         Section 2.3 Circumstances Under Which Trust Stock Will Be Exchanged for LLC Interests...................    11
         Section 2.4 Right to Acquire Outstanding LLC Interests..................................................    12

ARTICLE 3 ADMISSION OF MEMBERS...................................................................................    13

         Section 3.1 LLC Interest Certificates; Admission of Additional Members..................................    13
         Section 3.2 Authorized Stock............................................................................    14
         Section 3.3 Issuance of Additional LLC Interests........................................................    14
         Section 3.4 Repurchase of LLC Interests by the Company..................................................    14

ARTICLE 4 ALLOCATIONS............................................................................................    14

         Section 4.1 Profits.....................................................................................    14
         Section 4.2 Losses......................................................................................    14
         Section 4.3 Special Allocations.........................................................................    14
         Section 4.4 Curative Allocations........................................................................    16
         Section 4.5 Loss Limitation.............................................................................    17
         Section 4.6 Other Allocation Rules......................................................................    17
         Section 4.7 Tax Allocations:  Code Section 704(c).......................................................    17

ARTICLE 5 DIVIDEND DISTRIBUTIONS.................................................................................    18

         Section 5.1 Net Cash Flow...............................................................................    18
         Section 5.2 Amounts Withheld............................................................................    18
         Section 5.3 Limitations on Distributions................................................................    18

ARTICLE 6 BOARD OF DIRECTORS.....................................................................................    18
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         Section 6.1 Initial Board...............................................................................    18
         Section 6.2 General Powers..............................................................................    19
         Section 6.3 Duties of Directors.........................................................................    19
         Section 6.4 Number, Tenure and Qualifications...........................................................    19
         Section 6.5 Election of Directors.......................................................................    19
         Section 6.6 Removal.....................................................................................    19
         Section 6.7 Resignations................................................................................    20
         Section 6.8 Vacancies and Newly Created Directorships...................................................    20
         Section 6.9 Appointment of or Nomination and Election of Chairman.......................................    20
         Section 6.10 Chairman of the Board......................................................................    20
         Section 6.11 Regular Meetings...........................................................................    20
         Section 6.12 Special Meetings...........................................................................    21
         Section 6.13 Notice for Special Meetings................................................................    21
         Section 6.14 Action Without Meeting.....................................................................    21
         Section 6.15 Conference Telephone Meetings..............................................................    21
         Section 6.16 Quorum.....................................................................................    21
         Section 6.17 Committees.................................................................................    22
         Section 6.18 Committee Members..........................................................................    24
         Section 6.19 Committee Secretary........................................................................    25
         Section 6.20 Compensation...............................................................................    25
         Section 6.21 Indemnification and Insurance..............................................................    25

ARTICLE 7 OFFICERS...............................................................................................    27

         Section 7.1 General.....................................................................................    27
         Section 7.2 Election and Term of Office.................................................................    28
         Section 7.3 Chief Executive Officer.....................................................................    28
         Section 7.4 Chief Financial Officer.....................................................................    28
         Section 7.5 General Counsel.............................................................................    28
         Section 7.6 Secretary...................................................................................    29
         Section 7.7 Resignations................................................................................    29
         Section 7.8 Vacancies...................................................................................    29
         Section 7.9 Limitation of Liability.....................................................................    29

ARTICLE 8 MANAGEMENT.............................................................................................    29

         Section 8.1 Duties of the Manager.......................................................................    29
         Section 8.2 Replacement Manager.........................................................................    29

ARTICLE 9 THE MEMBERS............................................................................................    29

         Section 9.1 Rights or Powers............................................................................    29
         Section 9.2 Annual Meetings of Members..................................................................    30
         Section 9.3 Special Meetings of Members.................................................................    30
         Section 9.4 Place of Meeting............................................................................    30
         Section 9.5 Notice of Meeting...........................................................................    30
         Section 9.6 Quorum and Adjournment......................................................................    31
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         Section 9.7 Proxies.....................................................................................    32
         Section 9.8 Notice of Member Business and Nominations...................................................    32
         Section 9.9 Procedure for Election of Directors; Voting.................................................    34
         Section 9.10 Inspectors of Elections; Opening and Closing the Polls.....................................    34
         Section 9.11 Confidential Member Voting.................................................................    35
         Section 9.12 Waiver of Notice...........................................................................    35
         Section 9.13 Remote Communication.......................................................................    35
         Section 9.14 Member Action Without a Meeting............................................................    35
         Section 9.15 Return on Capital Contribution.............................................................    37
         Section 9.16 Member Compensation........................................................................    37
         Section 9.17 Member Liability...........................................................................    37

ARTICLE 10 ACCOUNTING, BOOKS AND RECORDS.........................................................................    37

         Section 10.1 Accounting, Books and Records..............................................................    37
         Section 10.2 Reports....................................................................................    38
         Section 10.3 Tax Matters................................................................................    38

ARTICLE 11 AMENDMENTS............................................................................................    39

         Section 11.1 Amendments.................................................................................    39

ARTICLE 12 TRANSFERS.............................................................................................    39

         Section 12.1 Distributions and Allocations in Respect of Transferred LLC Interests......................    39

ARTICLE 13 DISSOLUTION AND WINDING-UP............................................................................    40

         Section 13.1 Dissolution Events.........................................................................    40
         Section 13.2 Winding-Up.................................................................................    41
         Section 13.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts..............    41
         Section 13.4 Deemed Distribution and Recontribution.....................................................    42
         Section 13.5 Rights of Members..........................................................................    42
         Section 13.6 Notice of Dissolution/Termination..........................................................    42
         Section 13.7 Allocations During Period of Liquidation...................................................    43
         Section 13.8 Character of Liquidating Distributions.....................................................    43
         Section 13.9 The Liquidator.............................................................................    43
         Section 13.10 Form of Liquidating Distributions.........................................................    43

ARTICLE 14 MISCELLANEOUS.........................................................................................    43

         Section 14.1 Notices....................................................................................    43
         Section 14.2 Binding Effect.............................................................................    44
         Section 14.3 Construction...............................................................................    44
         Section 14.4 Time.......................................................................................    44
         Section 14.5 Headings...................................................................................    44
         Section 14.6 Severability...............................................................................    44
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         Section 14.7 Incorporation by Reference.................................................................    45
         Section 14.8 Variation of Terms.........................................................................    45
         Section 14.9 Governing Law and Consent to Jurisdiction/Service of Process...............................    45
         Section 14.10 Waiver of Jury Trial......................................................................    45
         Section 14.11 Counterpart Execution.....................................................................    45
         Section 14.12 Specific Performance......................................................................    45

Exhibit A -- Specimen LLC Interest Certificate...................................................................   A-1
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            This OPERATING AGREEMENT is entered into and shall be effective as of the 13th day of April, 2004, by Macquarie Infrastructure Assets Trust as a
Member pursuant to the provisions of the Act, on the following terms and conditions:

                                    ARTICLE 1

                                   THE COMPANY

            Section 1.1 Formation. The Original Member hereby agrees to form the Company as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The fact that the Certificate is on file in the office of the Secretary of State of the State of Delaware shall constitute notice that the Company is a limited liability company. Simultaneously with the execution of this Agreement and the formation of the Company, the Original Member shall be admitted as a Member of the Company. The rights and liabilities of the Members shall be as provided under the Act, the Certificate and this Agreement. Macquarie Infrastructure Management (USA) Inc. shall be an "authorized person" within the meaning of the Act for purposes of filing the Certificate with the office of the Secretary of State of the State of Delaware.

            Section 1.2 Name. The name of the Company shall be Macquarie Infrastructure Assets LLC and all business of the Company shall be conducted in such name. The Board of Directors may change the name of the Company upon ten
(10) Business Days' notice to the Members, which name change shall be effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware.

            Section 1.3 Purpose; Powers.

            (a) The purposes of the Company are (i) to conduct or promote any lawful business or purposes granted to a limited liability company of the State of Delaware as if such limited liability company were a corporation under the General Corporation Law of the State of Delaware, (ii) to make such additional investments and engage in such additional activities as the Board of Directors may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii); provided, however, that the Company is not permitted to engage in any activities that would cause it to become an "investment company" as defined in Section 3(a)(1)(C) of the Investment Company Act of 1940, as amended, as such section may be amended from time to time, or any successor provision thereto.

            (b) The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Directors pursuant to Article 6 hereof.

            Section 1.4 Principal Place of Business. The principal executive offices of the Company shall be at 600 Fifth Avenue, 21st Floor, New York, New York 10020. The Board of Directors may change the principal executive offices of the Company to any other place within or without the State of Delaware upon written notice to the Members. The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange

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Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The Company may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.

            Section 1.5 Term. The term of the Company shall commence on the date the Certificate is first filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding-up and liquidation of the Company and its business is completed following a Dissolution Event, as provided in Article 13 hereof. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Company or hold itself out as a Member.

            Section 1.6 Filings; Agent for Service of Process.

            (a) The Board of Directors shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including the preparation, execution and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

            (i) a change in the Company name; or

            (ii) a correction of false or erroneous statements in the Certificate to accurately represent the agreement among the Members.

            (b) The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company or any successor as appointed by the Board of Directors in accordance with the Act.

            (c) Upon the dissolution and completion of the winding-up and liquidation of the Company in accordance with Article 13, the Board of Directors shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and the laws of any other jurisdictions in which the Board of Directors deems such filing necessary or advisable.

            Section 1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

            Section 1.8 Payments of Individual Obligations. The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

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            Section 1.9 Definitions. Capitalized words and phrases used in this
Agreement have the following meanings:

            "ACQUIRER" has the meaning set forth in Section 2.4(a) hereof.

            "ACQUISITION EXCHANGE" has the meaning set forth in Section 2.4(a) hereof.

            "ACT" means the Delaware Limited Liability Company Act, 6 Del. C.Section 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

            "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

            (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentence in each of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

            (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
      1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

            "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clause (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general partners, or Persons exercising similar authority with respect to such Person or entity.

            "AGREEMENT" or "OPERATING AGREEMENT" means this Operating Agreement of Macquarie Infrastructure Assets LLC, including all Exhibits and Schedules attached hereto, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

            "ALLOCATION YEAR" means (i) the period commencing on the Effective Date and ending on December 31, 2004, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31 or (iii) any portion of the period described in clause (i) or (ii) above for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 4 hereof.

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            "BANKRUPTCY" means, with respect to any Person, a "VOLUNTARY
BANKRUPTCY" or an "INVOLUNTARY BANKRUPTCY." A "VOLUNTARY BANKRUPTCY" means, with respect to any Person, (i) the inability of such Person generally to pay its debts as such debts become due or an admission in writing by such Person of its inability to pay its debts generally, or a general assignment by such Person for the benefit of creditors; (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its Property; or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An "INVOLUNTARY BANKRUPTCY" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the Property of such Person which order shall not be dismissed within ninety (90) days. It is the intent of the Members that these definitions supersede those set forth in Section 18-304 of the Act.

            "BOARD" or "BOARD OF DIRECTORS" means, with respect to the Company, the Board of Directors referred to in Article 6.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in The City of New York.

            "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account established and maintained for such Member by the Company in accordance with the following provisions:

            (i) to each Member's Capital Account there shall be credited (A) such Member's Capital Contributions and (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof;

            (ii) to each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement and (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof;

            (iii) in the event LLC Interests are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred LLC Interests; and

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            (iv) in determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code
      Section 752(c) and any other applicable provisions of the Code and the Regulations.

            The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Board of Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article 13 hereof upon the dissolution of the Company. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

            "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the LLC Interests of the Company held or subscribed for by such Member.

            "CERTIFICATE" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and amended, modified, supplemented or restated from time to time as the context requires.

            "CERTIFICATE OF CANCELLATION" means a certificate filed in accordance with 6 Del. C. Section 18-203.

            "CHAIRMAN" means the director appointed or nominated and elected, as the case may be, Chairman of the Board of Directors of the Company, in accordance with Section 6.9, with such powers and duties as set forth in Section
6.10 of this Agreement.

            "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer of the Company, including any interim Chief Executive Officer, with such powers and duties as set forth in Section 7.3 of this Agreement.

            "CHIEF FINANCIAL OFFICER" means the Chief Financial Officer of the Company, including any interim Chief Financial Officer, with such powers and duties as set forth in Section 7.4 of this Agreement.

            "CODE" means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

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            "COMPANY" means the limited liability company formed pursuant to this Agreement and the Certificate.

            "COMPANY MINIMUM GAIN" has the same meaning as the term "partnership minimum gain" in Section 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

            "DEBT" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments,
(ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii),
(iii), (iv) and (v) above, provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

            "DISSOLUTION EVENT" shall have the meaning set forth in Section 13.1 hereof.

            "EFFECTIVE DATE" means the date hereof.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FISCAL QUARTER" means (i) the period commencing on the Effective Date and ending on June 30, 2004, (ii) any subsequent three (3)-month period commencing on each of July 1, October 1, January 1 and April 1 and ending on the last date before the next such date and (iii) the period commencing on the immediately preceding January 1, April 1, July 1 or October 1, as the case may be, and ending on the date on which all Property is distributed to the Members pursuant to Article 13 hereof.

            "FISCAL YEAR" means (i) the period commencing on the Effective Date and ending on December 31, 2004, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31 and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Members pursuant to Article 13 hereof.

            "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

            "GENERAL CORPORATION LAW OF THE STATE OF DELAWARE" means Del. C.Sections 101 et seq. and, for the avoidance of any doubt, includes all applicable jurisprudence thereunder.

            "GENERAL COUNSEL" means the General Counsel of the Company, including any interim General Counsel, with such powers and duties as set forth in Section 7.5 of this Agreement.

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            "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for U.S. federal income tax purposes, except as follows:

            (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Directors, provided that the initial Gross Asset Value of the assets contributed to the Company pursuant to Section
      3.1 hereof shall be as set forth in such section;

            (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board of Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Board of Directors reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

            (iii) the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution, as determined by the Board of Directors; and

            (iv) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "PROFITS" and "LOSSES"; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            "INDEPENDENT DIRECTOR" means a director who is not an employee of the Company and was not appointed as a director pursuant to the terms of the Management Services Agreement or, so long as the Management Services Agreement is in effect, affiliated with the Manager or Macquarie Bank Limited and who complies with the independence requirements under the Exchange Act and the NYSE Rules.

            "INVOLUNTARY BANKRUPTCY" has the meaning set forth in the definition of "BANKRUPTCY."

            "ISSUANCE ITEMS" has the meaning set forth in Section 4.3(h) hereof.

            "LIQUIDATION PERIOD" has the meaning set forth in Section 13.7 hereof.

            "LIQUIDATOR" has the meaning set forth in Section 13.9(a) hereof.

            "LLC INTEREST" means a limited liability company interest in the Company within the meaning of the Act and includes any and all benefits to which the holder of LLC Interests may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The holder of each LLC Interest shall have one vote per LLC Interest in accordance with the terms of this Agreement.

            "LLC INTEREST CERTIFICATE" has the meaning set forth in Section 3.1 hereof.

            "LOSSES" has the meaning set forth in the definition of "PROFITS" and "LOSSES."

            "MANAGEMENT SERVICES AGREEMENT" means the Management Services Agreement to be entered into prior to the initial public offering of Trust Stock by the Trust, by and among the Company, certain of its Subsidiaries and the Manager, which will provide the terms on which the Manager will assume its duties with respect to the management of the Company.

            "MANAGER" means Macquarie Infrastructure Management (USA), Inc., party to the Management Services Agreement.

            "MANDATORY EXCHANGE" has the meaning set forth in Section 2.3 hereof.

            "MEMBER" means the Trust (the "ORIGINAL MEMBER") and any successor to the Trust in accordance with the terms of this Agreement. "MEMBERS" means all such Persons.

            "MEMBER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

            "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

            "MEMBER NONRECOURSE DEDUCTIONS" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

            "NET CASH FLOW" means, for any period, the gross cash proceeds of the Company for such period less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Directors. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

            "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

            "NONRECOURSE LIABILITY" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

            "NYSE" means the New York Stock Exchange.

            "NYSE RULES" means the rules of the New York Stock Exchange.

            "PERCENTAGE INTEREST" means, with respect to any Member as of any date, the ratio (expressed as a percentage) of the number of LLC Interests held by such Member on such date to the aggregate number of LLC Interests held by all Members on such date.

            "PERSON" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

            "PROFITS" and "LOSSES" mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

            (i) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

            (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

            (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

            (iv) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

            (v) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

            (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

            "PROPERTY" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

            "RECONSTITUTION PERIOD" has the meaning set forth in Section 13.1(b) hereof.

            "REGULAR TRUSTEES" means the regular trustees identified in the Trust Agreement, as amended from time to time.

            "REGULATIONS" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

            "REGULATORY ALLOCATIONS" has the meaning set forth in Section 4.4 hereof.

            "RULES AND REGULATIONS" means the rules and regulations promulgated under the Exchange Act and the Securities Act.

            "SECRETARY" means the Secretary of the Company, with such powers and duties as set forth in Section 7.6 of this Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, association or other entity in which any Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

            "TAX MATTERS MEMBER" has the meaning set forth in Section 10.3(b) hereof.

            "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

            "TRANSFER AGENT" means, with respect to the LLC Interests and the Trust Stock, Wells Fargo Bank, National Association, a national banking association, or any successor(s) thereto.

            "TRUST" means Macquarie Infrastructure Assets Trust.

            "TRUST AGREEMENT" means the Trust Agreement to be entered into by the Company and Wells Fargo Delaware Trust Company, a Delaware banking corporation, and the Regular Trustees.

            "TRUST STOCK" means the certificates of beneficial interest issued by the Trust and outstanding at the relevant time of determination.

            "VOLUNTARY BANKRUPTCY" has the meaning set forth in the definition of "BANKRUPTCY."

            "WHOLLY OWNED AFFILIATE" of any Person means an Affiliate of such Person (i) one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly by such Person, or by any Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, (ii) an Affiliate to such Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, and (iii) any Wholly Owned Affiliate of any Affiliate described in clause (i) or (ii) above.

                                    ARTICLE 2

                                    THE TRUST

            Section 2.1 Trust to Be Sole Member. Simultaneously with the execution hereof, the Company hereby issues one hundred (100) LLC Interests to the Trust as Original Member which is being admitted to the Company in respect thereof. It is intended that following such issuance the Trust shall be the sole owner of the ownership interests of the Company represented by one hundred percent (100%) of the LLC Interests. For so long as the Trust remains in existence, the Company shall not sell, issue or otherwise transfer any of its LLC Interests to any Person other than the Trust. Every holder of LLC Interest Certificates, by holding and receiving the same, agrees with the Company to be bound by the terms of this Agreement.

            Section 2.2 Trust Stock to Represent LLC Interests. Each share of Trust Stock will represent an individual beneficial interest in one LLC Interest. At all times, the Company will have outstanding such number of LLC Interests as is equal to the number of shares of Trust Stock that have been issued and are outstanding.

            Section 2.3 Circumstances Under Which Trust Stock Will Be Exchanged for LLC Interests. In the event that the Trust and/or the Company is treated as a corporation for U.S. federal income tax purposes, the Board of Directors (a) shall deliver a mandatory instruction to the Regular Trustees, together with any opinions of counsel or certificates of officers of the Company as the Regular Trustees may reasonably request, directing the Regular Trustees to

(i) deliver one LLC Interest to each holder of a share of Trust Stock in exchange for such outstanding share of Trust Stock (the "MANDATORY EXCHANGE") and (ii) dissolve the Trust and (b) shall deliver to the Transfer Agent notice of such Mandatory Exchange and shall cause the Transfer Agent to mail a copy of such notice to the holders of the Trust Stock at least thirty (30) days prior to the Mandatory Exchange. Simultaneously with the effectiveness of such Mandatory Exchange, each holder of a share of Trust Stock immediately prior to the effectiveness of the Mandatory Exchange shall be admitted to the Company as a Member in respect of one LLC Interest previously held by the Trust and shall be issued an LLC Interest Certificate evidencing the same pursuant to Section 3.1, immediately whereafter the Trust shall be deemed withdrawn from the Company as a Member in respect of such LLC Interest, and the Trust shall tender its LLC Interest Certificates to the Company for cancellation.

            Section 2.4 Right to Acquire Outstanding LLC Interests.

            (a) Right to Acquisition Exchange. If at any time more than ninety
(90) percent of the then outstanding Trust Stock is held by one Person (the "ACQUIRER"), such Acquirer shall then have the right to direct the Board of Directors to (i) deliver a mandatory instruction to the Regular Trustees directing the Regular Trustees to (A) deliver the LLC Interests to the holders of the Trust Stock, including the Acquirer, in exchange for all of the outstanding shares of Trust Stock (the "ACQUISITION EXCHANGE") and (B) dissolve the Trust and (ii) deliver to the Transfer Agent notice of such Acquisition Exchange and cause the Transfer Agent to mail a copy of such notice to the holders of the Trust Stock at least thirty (30) days prior to the Acquisition Exchange. Simultaneously with the effectiveness of such Acquisition Exchange, each holder of a share of Trust Stock immediately prior to the effectiveness of the Acquisition Exchange shall be admitted to the Company as a Member in respect of one LLC Interest previously held by the Trust and shall be issued an LLC Interest Certificate evidencing the same pursuant to Section 3.1, immediately whereafter the Trust shall be deemed withdrawn from the Company as a Member in respect of such LLC Interest, and the Trust shall tender its LLC Interest Certificates to the Company for cancellation.

            (b) Right to Acquire LLC Interests of Remaining Holders for Cash. Following an Acquisition Exchange, the Acquirer shall have the right to purchase, solely for cash, and Members other than the Acquirer shall be required to sell, all, but not less than all, of the outstanding LLC Interests not held then by the Acquirer, at the "Offer Price."

            As used in this Section 2.4, "OFFER PRICE" means the average Closing Price (as defined below) per share of Trust Stock or LLC Interests, as applicable, on the twenty (20) Trading Days (as defined below) immediately prior to, but not including, the date of the Acquisition Exchange. The "CLOSING PRICE" of any security on any date of determination means:

            (1) the closing sale price (or, if no closing price is reported, the last reported sale price) of a share of Trust Stock or an LLC Interest, as applicable (regular way), on the NYSE on such date,

            (2) if the Trust Stock or LLC Interests are not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Trust Stock or LLC Interests, as applicable, are so listed,

            (3) if the Trust Stock or LLC Interests, as applicable, are not so listed on a United States national or regional securities exchange, the price as reported by The Nasdaq Stock Market,

            (4) if the Trust Stock or LLC Interests, as applicable, are not so reported, the last quoted bid price for the Trust Stock or LLC Interests, as applicable, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization, or

            (5) if the Trust Stock or LLC Interests, as applicable, are not so quoted, the average of the mid-point of the last bid and ask prices for the Trust Stock or LLC Interests, as applicable, from at least three nationally recognized investment firms that the Company selects for such purpose.

            A "TRADING DAY" means a day on which the Closing Price of the Trust Stock or LLC Interests, as applicable, is being determined and the Trust Stock or LLC Interests, as applicable, (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Trust Stock or LLC Interests, as applicable .

                                    ARTICLE 3

                              ADMISSION OF MEMBERS

            Section 3.1 LLC Interest Certificates; Admission of Additional Members. The LLC Interests will be represented by certificates in the form attached hereto as Exhibit A (the "LLC INTEREST CERTIFICATES"). The LLC Interest Certificates shall be conclusive evidence of ownership. Every holder of an LLC Interest of the Company shall be entitled to an LLC Interest Certificate. The LLC Interest Certificates of the Company shall be issued under the seal of the Company, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Company as they are issued. Each LLC Interest Certificate shall bear a serial number, shall exhibit the holder's name and the number of LLC Interests evidenced thereby and shall be signed by the Chief Executive Officer or the Chief Financial Officer. Any or all of the signatures on the LLC Interest Certificates may be facsimiles. If any officer, Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon an LLC Interest Certificate shall have ceased to be such officer, Transfer Agent or registrar before such LLC Interest Certificate is issued, the LLC Interest Certificate may be issued by the Company with the same effect as if such Person or entity were such officer, Transfer Agent, or registrar at the date of issue. From the time of the initial public offering of the Trust Stock by the Trust, the Company shall retain the Transfer Agent to maintain a registry of the LLC Interests and cause such Transfer Agent to register the transfer of any LLC Interest Certificates. Transfer of LLC Interests of the Company shall be made on the books of the Company only upon surrender to the Company or its Transfer Agent of the LLC Interest Certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; provided, however, that such succession, assignment or transfer is not prohibited by the LLC Interest Certificates, this Agreement, applicable law or contract. Thereupon, the Company shall issue a new LLC Interest Certificate (if requested) to the Person entitled thereto, cancel the old LLC Interest Certificate, and record the transaction upon its books.

            Section 3.2 Authorized Stock. The Company shall be authorized to issue one class of limited liability company interests to be referred to as "LLC INTERESTS," in an aggregate amount of up to five hundred million (500,000,000) of such LLC Interests. The aggregate number of LLC Interests that are authorized may be increased, from time to time, by the Board of Directors authorized by the affirmative vote of a majority of the LLC Interests present in person or represented by proxy at the meeting of the Members.

            Section 3.3 Issuance of Additional LLC Interests. The Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the Members, of any or all LLC Interests of the Company at any time authorized. While the Trust remains the sole holder of the LLC Interests, the Company will issue additional LLC Interests to the Trust in exchange for an equal number of shares of Trust Stock which the Company may sell or distribute in any manner, subject to applicable law, that the Board of Directors in its sole discretion deems appropriate and advisable.

            Section 3.4 Repurchase of LLC Interests by the Company. The Board of Directors shall have authority to cause the Company to conduct a capital reduction, including the repurchase of any number of issued and outstanding LLC Interests. At any time after the closing of the initial public offering of the Trust Stock by the Trust, in the event the Board of Directors determines that the Company shall make an offer to repurchase any number of issued and outstanding LLC Interests, the Board of Directors shall deliver to the Transfer Agent notice of such offer to repurchase and shall cause the Transfer Agent to mail a copy of such notice to the Members at least thirty (30) days prior to such offer to repurchase. Any LLC Interests tendered and repurchased by the Company in accordance with this Section 3.4 shall be deemed to be authorized and issued, but not outstanding, and may subsequently be sold or transferred for due consideration.

                                    ARTICLE 4

                                   ALLOCATIONS

            Section 4.1 Profits. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Profits for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

            Section 4.2 Losses. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 and subject to Section 4.5, Losses for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

            Section 4.3 Special Allocations. The following special allocations shall be made in the following order:

            (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
      Article 4, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

            (b) Member Minimum Gain Chargeback. Except as otherwise provided in
      Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

            (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in
      Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
      1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement.

            (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
      Article 4 have been made as if Section 4.3(c) and this Section 4.3(d) were not in the Agreement.

            (e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

            (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

            (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b), is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            (h) Allocations Relating to Taxable Issuance of Company LLC Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of LLC Interests by the Company to a Member (the "ISSUANCE ITEMS") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations made under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

            Section 4.4 Curative Allocations. The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f), 4.3(g) and 4.5 (the
"REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 4.1, 4.2 and 4.3(h).

            Section 4.5 Loss Limitation. Losses allocated pursuant to Section
4.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2 hereof, the limitation set forth in this Section
4.5 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

            Section 4.6 Other Allocation Rules.

            (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any other such items shall be determined on a monthly, or other basis, as determined by the Company using any permissible method under Code Section 706 and the Regulations thereunder.

            (b) The Members are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their shares of Company income and loss for income tax purposes.

            (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Percentage Interests.

            To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Manager shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

            Section 4.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using a method, selected in the discretion of the Board of Directors, in accordance with
Section 1.704-3 of the Regulations.

            In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

            Any elections or other decisions relating to such allocations shall be made by the Company in any manner that reasonably reflects the purpose and intention of this Agreement.

Allocations pursuant to this Section 4.7 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                                   ARTICLE 5

                             DIVIDEND DISTRIBUTIONS

            Section 5.1 Net Cash Flow. Except as otherwise provided in Section
5.3 and Section 13 hereof, the Board of Directors may, in their sole discretion and at any time, declare dividends and make and pay such distributions per LLC Interest from Net Cash Flow, to the Members in proportion to their Percentage Interests.

            Section 5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, dividend or other distribution or allocation to the Company or the Members shall be treated as amounts paid, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Article 5.2 for all purposes under this Agreement. The Company is authorized to withhold from payments or with respect to allocations to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld. For so long as the Trust is a Member, all amounts withheld in accordance with this
Section 5.2 will be treated as amounts paid, as the case may be, to holders of the Trust Stock and any such amounts shall be allocated to the holders of the Trust Stock in the same amount as any such allocation was made per LLC Interest.

            Section 5.3 Limitations on Distributions.

            (a) The Company shall make no dividend or other distributions to the Members except as provided in this Article 5 and Section 13 hereof.

            (b) A Member may not receive a dividend or other distribution from the Company to the extent such dividend or other distribution is inconsistent with, or in violation of, the Act.

                                   ARTICLE 6

                               BOARD OF DIRECTORS

            Section 6.1 Initial Board. Initially, the Board of Directors shall be comprised of the following individuals: John Roberts, Peter Stokes and Stephen Peet (the "INITIAL BOARD"). Each member of the Initial Board shall hold office until his successor is elected or appointed and qualified, or until his earlier resignation or removal in accordance with this Article 6. The Initial Board shall have all of the powers and authorities accorded to members of the Board of Directors under the terms of this Agreement.

            Section 6.2 General Powers. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by this Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by applicable law, including the Rules and Regulations, or by this Agreement required to be exercised or done by the Members. Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of the Company's Members.

            Section 6.3 Duties of Directors. The duties of the members of the Board of Directors are intended to be consistent with the requirements of the General Corporation Law of the State of Delaware applicable to directors of a corporation incorporated under the General Corporation Law of the State of Delaware, as if such members of the Board of Directors were directors of a corporation incorporated under the General Corporation Law of the State of Delaware. The duties of the members of the Board of Directors will be interpreted consistently with the provisions of, and jurisprudence regarding, the General Corporation Law of the State of Delaware.

            Section 6.4 Number, Tenure and Qualifications. Subject to Section 6.1, the composition of the Board of Directors shall consist, at all times after the initial public offering of the shares of Trust Stock by the Trust, of at least three (3) Independent Directors for every director that is not an Independent Director. Subject to this Section 6.4, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than four (4) nor more than twelve (12) directors. However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The term of each director shall be the period from the effective date of such director's election to the next annual meeting of Members at which time such director's successor is duly elected and qualified or until such director's earlier resignation or removal. Directors need not be residents of the State of Delaware or Members.

            Section 6.5 Election of Directors. Except as provided in Sections 6.1, 6.8 and with respect to any director to be appointed by the Manager to serve as Chairman in accordance with Section 6.9, the directors shall be elected at the annual meeting of Members. At any meeting of Members duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the voting power of the LLC Interests present in person or represented by proxy at the meeting of Members.

            Section 6.6 Removal. With the exception of the director appointed by the Manager to serve as the Chairman of the Company pursuant to the Management Services Agreement, any directors may be removed from office, with or without cause, by the affirmative vote of the Members holding a majority of the voting power of the issued and outstanding LLC Interests. If any directors are so removed, new directors may be elected by the Members at the same meeting or by written consent of the Members as set forth in Section 9.14. For so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Manager may, it its sole discretion, remove the Chairman from office, with or without cause. If the Chairman is so removed, a new Chairman shall be appointed in accordance with
Section 6.9.

            Section 6.7 Resignations. Any director, whether elected or appointed, may resign at any time upon notice of such resignation to the Company.

            Section 6.8 Vacancies and Newly Created Directorships. Subject to
Section 6.9, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Unless otherwise provided in this Agreement, when one or more directors, other than a director appointed by the Manager pursuant to
Section 6.9 hereof, shall resign from the Board, a majority of directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. For so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Manager shall be entitled to appoint the successor to the Chairman upon resignation or removal by the Manager of any Chairman.

            Section 6.9 Appointment of or Nomination and Election of Chairman. For so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Manager shall appoint one director of the Board of Directors to serve as Chairman, and one alternate therefor to serve in such capacity in the absence of the appointed Chairman. In all other cases, the nomination of the director of the Board of Directors to serve as Chairman and the election of such director by the Members at a Members' meeting shall be conducted in accordance with Sections 9.8 and 9.9.

            Section 6.10 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman is not required to be an employee of the Company. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors. In the absence or disability of the Chairman of the Board and any alternate therefor, the duties of the Chairman of the Board shall be performed, and the Chairman of the Board's authority may be exercised, by a director designated for this purpose by the remaining members of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Company, and subject to the approval and oversight of the Board of Directors.

            Section 6.11 Regular Meetings. A regular meeting of the Board of Directors shall be held without any other notice than this Agreement, immediately after, and at the same place (if any) as, each annual meeting of Members. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary's absence a temporary Secretary shall be appointed by the Chairman of the meeting.

            Section 6.12 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, or a majority of the Board of Directors. The Person or Persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all special meetings of the Board of Directors and in the Secretary's absence a temporary Secretary shall be appointed by the Chairman of the meeting.

            Section 6.13 Notice for Special Meetings. Notice of any special meeting of the Board of Directors shall be mailed to each director at his business or residence not later than three (3) days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph, express courier service (including, without limitation, Federal Express) or facsimile (directed to the facsimile number to which the director has consented to receive notice) or other electronic transmission (including, but not limited to, an e-mail address at which the director has consented to receive notice), or be communicated to each director personally or by telephone, not later than one
(1) day before such day of meeting; provided, however, that if the business to be transacted at such special meeting includes a proposed amendment to this Agreement, notice shall be communicated to each director personally or by telephone, not later than three (3) days before such day of meeting. Except in the case where the business to be transacted at such special meeting includes a proposed amendment to this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.12 hereof, either before or after such meeting.

            Section 6.14 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee or subcommittee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed by all members of the Board or of such committee or subcommittee, as the case may be, provided that such consent thereto in writing or by electronic transmission is provided by all of the members of the Board of Directors (or such committee or subcommittee), and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

            Section 6.15 Conference Telephone Meetings. Members of the Board of Directors, or any committee or subcommittee thereof, may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            Section 6.16 Quorum. At all meetings of the Board of Directors, a majority of the then total number of directors (such total number of directors, the "ENTIRE BOARD OF

DIRECTORS") shall constitute a quorum for the transaction of business. At all meetings of the committees of the Board of Directors, the presence of a majority of the total number of members (assuming no vacancies) shall constitute a quorum. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The members of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the Board of Directors to leave less than a quorum.

            Section 6.17 Committees.

            (a) Following the election of the successors to each of the members of the Initial Board, the Company shall have three standing committees: the Nominating and Governance Committee, the Audit Committee and the Compensation Committee as set out below. Each of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee shall adopt by resolution a charter to establish the rules and responsibilities of such committee in accordance with applicable law, including the Rules and Regulations and the NYSE Rules.

            (i) Nominating and Governance Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, will designate a Nominating and Governance Committee comprised of Independent Directors, which Committee shall oversee the Company's commitment to good corporate governance and develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board and the management.

            In addition, the Committee shall recommend to the Board specific policies or guidelines concerning criteria for Board membership, and shall also recommend to the Board nominees for election to the Board of Directors in connection with any meeting of Members at which directors are to be elected or to fill any Board vacancy which the Board of Directors is authorized under this Agreement to fill, and may also recommend to the Board specific policies or guidelines concerning the structure and composition of Board Committees, the size and composition of the Board and the selection, tenure and retirement of directors and matters related thereto.

            (ii) Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, will designate not fewer than three (3) nor more than seven (7) Independent Directors, all of whom meet the financial literacy requirements of law and of the NYSE. At least one member of the Committee will meet the accounting or related financial management expertise required to be established by the Board of Directors. The Committee shall review on behalf of the Company and make recommendations to the Board of Directors with respect to: the independence, qualifications and services of the independent public accountants employed by the Company from time to time to audit the books of the Company, the scope of their audits, the adequacy of their audit reports, and recommendations made by them.

The Committee shall also make such reviews of internal financial audits and controls as the Committee considers desirable.

            The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management, including the Manager and the auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or performing other audit review, or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee.

            The Audit Committee shall review the Company's financial disclosure documents, significant developments in accounting principles and significant proposed changes in financial statements and any auditor's attestation report on management's assessment of the Company's internal control and financial reporting to be included in the Company's annual report to be filed with the Securities and Exchange Commission in accordance with the Exchange Act and the Rules and Regulations. The Audit Committee shall also review and monitor the Company's codes of conduct to guard against significant conflicts of interest and dishonest, unethical or illegal activities. The Audit Committee shall review periodically the performance of the Company's accounting and financial personnel, and shall review material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability.

            The Audit Committee will also be designated as and serve as the Qualified Legal Compliance Committee and will be responsible, upon receipt of a report of evidence of a material legal violation, for notifying the Chief Executive Officer or General Counsel of such report; investigating and recommending appropriate measures to the Board of Directors and if the Company does not appropriately respond, taking further appropriate action, including notification to the Securities and Exchange Commission.

            The Audit Committee shall establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the submission by employees of the Company and others, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters.

            The Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

            The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors for payment of:

            (A) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

            (B) compensation to independent counsel and other advisors engaged pursuant to the above paragraph; and

            (C) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

            (iii) Compensation Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, will designate a Compensation Committee comprised of Independent Directors. The Compensation Committee shall be responsible for monitoring the Manager for compliance with the Management Services Agreement and for evaluating the performance of the Chief Executive Officer, the Chief Financial Officer and the General Counsel and making such recommendations to the Manager with respect to the officers that the Compensation Committee deems appropriate.

            (b) In addition, the Board of Directors may designate one or more additional committees and subcommittees, with each such committee or subcommittee consisting of such number of directors of the Company and having such powers and authority as shall be determined by resolution of the Board of Directors.

            (c) All acts done by any committee or subcommittee within the scope of its powers and authority pursuant to this Agreement and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Company and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Company.

            (d) Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee or subcommittee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee or subcommittee shall be called by resolution of the Board of Directors or by the Secretary upon the request of the Chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 6.13 of this Agreement.

            Section 6.18 Committee Members.

            (a) Each member of any committee of the Board of Directors shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

            (b) For so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Manager may designate one director to serve as the Chairman where the appointed Chairman, and any alternate therefor, is unavailable for any reason. In all other cases, the Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

            Section 6.19 Committee Secretary. The Secretary of the Company shall act as Secretary of any such committee or subcommittee, unless otherwise provided by the Board of Directors or the committee or subcommittee, as applicable.

            Section 6.20 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid compensation as director or chairman of any committee or subcommittee, as the case may be, as determined by the Initial Board or the Compensation Committee, as the case may be. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings. For so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Chairman shall not receive any compensation from the Company for his or her service as Chairman of the Board, but shall be entitled to the payment of all out-of-pocket expenses incurred in attending regular or special meetings of the Board.

            Section 6.21 Indemnification and Insurance.

            (a) Each Person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "PROCEEDING"), by reason of the fact that he, she or a Person of whom he or she is the legal representative who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of a Subsidiary of the Company, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person's conduct was unlawful, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such proceeding, and held harmless by the Company to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a Person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such Person's claim to indemnification pursuant to the rights granted by this Agreement. The Company shall pay the expenses (including attorneys' fees) incurred by such Person in defending any such proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Person is not entitled to be indemnified by the Company as authorized in this Agreement or otherwise.

            (b) Any indemnification of a present or former director or officer under this Section 6.21 shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 6.3 and acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person's conduct was unlawful. Such determination shall be made, with respect to a Person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification and the advancement of expenses incurred in defending a proceeding prior to its final disposition provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of the Certificate, other provision of this Agreement, vote of Members or Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.21, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

            (c) The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a director, officer, partner, member, employee or agent of the Company or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            (d) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any Person who is or was an employee or agent (other than those Persons indemnified pursuant to clause (a) of this Section 6.21) and to any Person who is or was serving at the request of the Company or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors and officers of the Company. The payment of any amount to any Person pursuant to this clause (d) shall subrogate the Company to any right such Person may have against any other Person or entity.

            (e) The indemnification provided in this Section 6.21 is intended to comply (subject to the limitations expressly provided in this Agreement) with the requirements of the General Corporation Law of the State of Delaware as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such, should be interpreted consistently with the provisions of, and jurisprudence regarding, the General Corporation Law of the State of Delaware.

            (f) Any notice, request, or other communications required or permitted to be given to the Company under this Section 6.21 shall be in writing and either delivered in Person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Company and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.

            (g) To the fullest extent permitted by the Law of the State of Delaware, each Member, director and officer of the Company agrees that all actions for the advancement of expenses or indemnification brought under this
Section 6.21 or under any vote of Members or Disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought in the Court of Chancery of the State of Delaware. The Court of Chancery may summarily determine the Company's obligations to advance expenses (including attorney's fees).

            (h) No director shall be liable to the Company or the Members for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that a director shall be liable to the same extent as if he or she were a director of a Delaware corporation pursuant to the General Corporation Law of the State of Delaware (i) for breach of the directors' duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or a knowing violation of applicable law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (as if he or she were a director of a Delaware corporation), or (iv) for any transaction for which the director derived an improper benefit.

            (i) For purposes of this Section 6.21, "DISINTERESTED DIRECTOR" means a director of the Company who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

                                   ARTICLE 7

                                    OFFICERS

            Section 7.1 General.

            (a) The officers of the Company shall be elected by the Board of Directors. Prior to the election of successors to the Initial Board, the officers of the Company shall consist of a Chief Executive Officer, Chief Financial Officer and Secretary. Thereafter, the officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer, a General Counsel and a Secretary and, subject to clause (b) of this Section 7.1, such other officers as in the judgment of the Board of Directors may be necessary or desirable. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 7. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same Person, unless otherwise prohibited by law or this Agreement. The officers of the Company need not be Members or directors of the Company.

            (b) For so long as the Management Services Agreement is in effect, the Manager shall, subject at all times to the supervision of the Board of Directors, provide and be responsible for the day-to-day management of the Company, including the secondment of personnel nominated to serve as the Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary. In accordance with the terms of the Management Services Agreement, only the Manager will have the right to nominate officers of the Company. The Board of Directors shall elect such nominated personnel as officers of the Company in accordance with this Article 7. In the event that the appointment of the Manager is terminated pursuant to the terms of the Management Services Agreement and no replacement manager is retained, the Board of Directors may accept nominations for officers of the Company from the members of the Board of Directors.

            Section 7.2 Election and Term of Office. Subject to Section 7.1(b), the elected officers of the Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the Members. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or resignation or removal.

            Section 7.3 Chief Executive Officer. The Chief Executive Officer of the Company shall supervise, coordinate and manage the Company's business and operations, and supervise, coordinate and manage its activities, operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Company and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors.

            Section 7.4 Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Company, including the preparation of financial reports, managing financial risk and overseeing accounting and internal control over financial reporting, subject to the responsibilities of the Audit Committee. Prior to the appointment of a General Counsel, the Chief Financial Officer shall be responsible for the performance of the duties of Secretary. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chief Executive Officer.

            Section 7.5 General Counsel. The General Counsel (if any) shall have responsibility for the legal affairs of the Company and for the performance of the duties of the Secretary. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chairman and Chief Executive Officer.

            Section 7.6 Secretary. The Secretary shall act as secretary of all meetings of Members, the Board of Directors and any meeting of any committee of the Board of Directors. The Secretary shall prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of Members, the Board of Directors and any meeting of any committee of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of this Agreement and applicable law and shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors.

            Section 7.7 Resignations. Any officer of the Company may resign at any time upon notice of such resignation to the Company.

            Section 7.8 Vacancies. Except as provided in Section 7.1(b), a newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

            Section 7.9 Limitation of Liability. No officer shall be liable to the Company or the Members for monetary damages for any breach of fiduciary duty by such officer as an officer; provided, however, that an officer shall be liable to the same extent as if such officer were an officer of a corporation incorporated under the General Corporation Law of the State of Delaware for (i) acts or omissions not in good faith or a knowing violation of applicable law or
(ii) any transaction for which the officer derived an improper benefit.

                                   ARTICLE 8

                                   MANAGEMENT

            Section 8.1 Duties of the Manager. For so long as the Management Services Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will manage the business of the Company and provide its services to the Company in accordance with the terms of the Management Services Agreement.

            Section 8.2 Replacement Manager. In the event that the Management Services Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide for the management of the Company pursuant to a management services agreement or otherwise, the affirmative vote of a majority of the LLC Interests present in person or represented by proxy at the meeting of Members shall be required to retain such replacement manager.

                                   ARTICLE 9

                                   THE MEMBERS

            Section 9.1 Rights or Powers. The Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights

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and powers specifically set forth in this Agreement including those rights and powers set forth in Section 11.1 and, to the extent not inconsistent with this Agreement, in the Act.

            Section 9.2 Annual Meetings of Members. The annual meeting of the Members of the Company shall be held at such date, at such time, and at such place (if any) within or without the State of Delaware as may be fixed by resolution of the Board of Directors.

            Section 9.3 Special Meetings of Members. Special meetings of the Members of the Company shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the Members may be called at any time only by the Secretary either at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or by the Chairman of the Board.

            Section 9.4 Place of Meeting. The Board of Directors may designate the place (if any) of meeting for any meeting of the Members. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Company. In lieu of holding any meeting of Members at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of Members may be held solely by means of remote communication.

            Section 9.5 Notice of Meeting.

            (a) A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting, shall be prepared and delivered by the Company not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail, or, to the extent and in the manner permitted by applicable law, electronically, to each Member of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company's notice of meeting. Any previously scheduled meeting of the Members may be postponed, and (unless this Agreement otherwise provides) any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Members.

            (b) Notice to Members may be given by personal delivery, mail or, with the consent of the Member entitled to receive notice, facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such Member's address as it appears in the records of the Company and shall be deemed given when deposited in the United Sates mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Member has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Member has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Member of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other

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

form of electronic transmission, when directed to the Member. An affidavit of the Secretary or an assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by personal delivery, mail or a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (c) Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member.

            (d) In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or fewer than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            Section 9.6 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate or this Agreement, the Members holding a majority of the voting power of the outstanding LLC Interests of the Company (the "REQUIRED LLC INTERESTS"), represented in person or by proxy, shall constitute a quorum at a meeting of Members. The Chairman of the Board or the holder of a majority of the voting power of the LLC Interests so represented may adjourn the meeting from time to time, whether or not there is such a quorum. Special meetings of the Members may be called at any time only by the Secretary either at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or by the Chairman of the Board. The Members present at a duly organized meeting at which a quorum is present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

            When a meeting is adjourned to another time and place, if any, unless otherwise provided by this Agreement, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Members and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Members may transact any business that might have been transacted at the original meeting. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Member entitled to vote at the meeting.

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

            Section 9.7 Proxies. For so long as the Trust is the sole Member, actions by Members required to be taken hereunder will be taken by the Trust pursuant to instructions given to the Trust by the holders of the Trust Stock in accordance with the Trust Agreement or otherwise pursuant to terms set forth in the Trust Agreement. At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided that no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period in accordance with the Trust Agreement. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting.

            Section 9.8 Notice of Member Business and Nominations.

            (a) Annual Meetings of Members.

            (i) Except in the case of the Initial Board, nominations of individuals for election to the Board of Directors of the Company, other than the Chairman, for so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, and the proposal of business to be considered by the Members may be made at an annual meeting of Members (A) pursuant to the Company's notice of meeting delivered pursuant to Section 9.5 of this Agreement,
(B) by or at the direction of the Board of Directors or (C) by any Member of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (ii) and (iii) of this Section 9.8(a) and who was a Member of record at the time such notice is delivered to the Secretary of the Company.

            (ii) For nominations or other business to be properly brought before an annual meeting by a Member pursuant to clause (C) of paragraph (a)(i) of this
Section 9.8, the Member must have given timely notice thereof in writing to the Secretary of the Company and, in the case of business other than nominations, such other business must otherwise be a proper matter for Member action. To be timely, a Member's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that, in the case of the first annual meeting of Members of the Company, a Member's notice shall be timely if it is delivered to the Secretary at the principal executive offices of the Company not more than ninety (90) days following the end of the Company's first Fiscal Year; and provided further that, in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than ninety (90) days from such anniversary date, notice by the Member to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Member's notice as described in this Section 9.8(a).

            Subject to Section 9.8(a)(i), such Member's notice shall set forth:
(A) as to each individual whom the Member proposes to nominate for election or reelection as a director, all information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in Regulation 14A under the Exchange Act, including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Member and the beneficial owner or holder of Shares of Trust Stock, if any, on whose behalf the proposal is made; and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Member as they appear on the Company's books and of such beneficial owner and (2) the number of LLC Interests of the Company which are owned beneficially and of record by such Member and such beneficial owner.

            (iii) Notwithstanding anything in the second sentence of clause (ii) of this Section 9.8(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Member's notice required by this Section 9.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

            (b) Special Meeting of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to Section 9.5 of this Agreement. Nominations of individuals for election to the Board of Directors, other than the Chairman, for so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, may be made at a special meeting of Members at which directors are to be elected pursuant to the Company's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any Member of the Company who is entitled to vote at the meeting who complies with the notice procedures set forth in this Section 9.8 and who is a Member of record at the time such notice is delivered to the Secretary of the Company. In the event the Company calls a special meeting of Members for the purpose of electing one or more directors to the Board of Directors, any such Member may nominate such number of individuals for election to such position(s) as are specified in the Company's Notice of Meeting, if the Member's notice as required by clause (ii) of Section 9.8(a) of this Agreement shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Member's notice as described above.

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

            (c) General.

            (i) Only individuals who are nominated in accordance with the procedures set forth in this Section 9.8 shall be eligible to be elected as directors at a meeting of Members and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.8. Except as otherwise provided by applicable law or this Section 9.8, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9.8 and, if any proposed nomination or business is not in compliance with this Section 9.8, to declare that such defective proposal or nomination shall be disregarded.

            (ii) For purposes of this Section 9.8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

            (iii) Notwithstanding the foregoing provisions of this Section 9.8, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.8. Nothing in this Section 9.8 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            Section 9.9 Procedure for Election of Directors; Voting. The election of directors submitted to Members at any meeting shall be decided by a plurality of the votes cast thereon. Except as otherwise provided by law or this Agreement, all matters other than the election of directors submitted to the Members at any meeting shall be decided by the affirmative vote of a majority of the LLC Interests present in person or represented by proxy at the meeting of Members.

            The vote on any matter at a meeting, including the election of directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member's proxy, and shall state the number of LLC Interests voted.

            Section 9.10 Inspectors of Elections; Opening and Closing the Polls.

            (a) If the Trust is not the sole owner of LLC Interests, the Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may not be directors, officers or employees of the Company, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Members, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware as if the Company were a Delaware corporation.

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

            (b) If the Trust is not the sole owner of LLC Interests, the Chairman of the Board shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Members will vote at the meeting.

            Section 9.11 Confidential Member Voting. If the Trust is not the sole owner of the LLC Interests, all proxies, ballots and votes, in each case to the extent they disclose the specific vote of an identified Member, shall be tabulated and certified by an independent tabulator, inspector of elections and/or other independent parties and shall not be disclosed to any director, officer or employee of the Company; provided, however, that, notwithstanding the foregoing, any and all proxies, ballots and voting tabulations may be disclosed:
(a) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (b) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (c) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; and (d) if the Member requests or consents to disclosure of the Member's vote or writes comments on the Member's proxy card or ballot.

            Section 9.12 Waiver of Notice. Whenever any notice is required to be given to any Member or director of the Company by the terms of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members or any meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting.

            Section 9.13 Remote Communication. For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

            (a) participate in a meeting of Members; and

            (b) be deemed present in person and vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of remote communication,

provided that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

            Section 9.14 Member Action Without a Meeting.

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

            (a) Except as otherwise provided by law, this Agreement or the Certificate, any action required to be taken at any meeting of Members, or any action that may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members holding LLC Interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book or books in which meetings of Members are recorded; provided, however, that delivery made to the Company's registered office in the State of Delaware shall be by hand or by certified mail, return receipt requested. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed, by a sufficient number of the Members to take the action, were delivered to the Company.

            (b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a Member or proxyholder, or by a Person or Persons authorized to act for a Member or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Agreement, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the Member or proxyholder or by a Person or Persons authorized to act for the Member or proxyholder and (ii) the date on which such Member or proxyholder or authorized Person or Persons transmitted such telegram, cablegram or electronic transmission. Any consent by means of telegram, cablegram or other electronic transmission shall be deemed to have been signed on the date on which such telegram, cablegram or electronic transmission was transmitted. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings are recorded. Delivery made to a Company's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, or other electronic transmission may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the Company.

            (c) Any copy, facsimile or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission).

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

            (d) In order to determine the Members entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directions. If no record date has been fixed by the Board of Directors, the record date for determining Members entitled to consent to action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, the Certificate or this Agreement, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the manner set forth in subsections (a) and (b) of this Section 9.14. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the Certificate or this Agreement, the record date for determining Members entitled to consent to action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

            Section 9.15 Return on Capital Contribution. Except as otherwise provided in Section 13 hereof, no Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company.

            Section 9.16 Member Compensation. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement.

            Section 9.17 Member Liability. No Member shall be liable under a judgment, decree or order of a court, or in any other manner, for the Debts or any other obligations or liabilities of the Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Company, provided that a Member may be required to repay dividend or other distributions made to it as provided in Section 5.3 hereof or Section 18-607 of the Act. The Manager shall not have any personal liability for the repayment of any Capital Contributions of any Member.

                                   ARTICLE 10

                          ACCOUNTING, BOOKS AND RECORDS

            Section 10.1 Accounting, Books and Records. The Company, other than as provided in the Management Services Agreement, shall keep or cause to be kept at its principal office appropriate books and records with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to applicable law. Any books and records maintained by or on behalf of the Company in the regular course of its business, including, without limitation, the record of the Members, books of account and records of Company proceedings, may be kept in electronic or any other form, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

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

The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with GAAP.

            Section 10.2 Reports.

            (a) In General. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.

            (b) Periodic and Other Reports. The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared in each case (other than with respect to Members' Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and, if required by any Member or its Controlled Affiliates for purposes of reporting thereunder, Regulation S-X of the Exchange Act). The monthly and quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

            (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations provide) and at such time as distributions are made to the Members pursuant to Article 13 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Members' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements); and

            (ii) As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations require), a balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.

            The quarterly or monthly statements described in clause (ii) above shall be accompanied by such written certifications as the Rules and Regulations require.

            Section 10.3 Tax Matters.

            (a) Preparation of Tax Returns. The Company on behalf of the Trust shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes. The classification, realization and recognition of income, gains, deductions, losses and other items shall be on the accrual method of accounting for U.S. federal income tax purposes. The taxable year of the Company shall be the calendar year.

            (b) Tax Elections. The Board of Directors shall, without any further consent of the Members being required (except as specifically required herein), make (i) the election to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of LLC Interests and Company dividend or other distributions; and (ii) any and all other elections for U.S. federal, state, local and foreign tax purposes, including, without limitation, any election, if permitted by applicable law: (x) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's U.S. federal, state, local or foreign tax returns; and (y) to the extent provided in Code Sections 6221 through 6231 and similar provisions of U.S. federal, state, local or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. Macquarie Infrastructure Management (USA) Inc. is specifically authorized to act as the "TAX MATTERS MEMBER" under the Code and in any similar capacity under state or local law.

                                   ARTICLE 11

                                   AMENDMENTS

            Section 11.1 Amendments. The Board of Directors is authorized to amend the terms of this Agreement at any meeting of the Board of Directors by the affirmative vote of a majority of the number of directors then in office or by consent in accordance with Section 6.13; provided, however, that Sections 1.3, 2.3, 2.4, 3.2, 3.3, 6.21 and 8.2 may not be amended without the affirmative vote of a majority of the LLC Interests present in person or represented by proxy at the meeting of Members.

                                   ARTICLE 12

                                    TRANSFERS

            Section 12.1 Distributions and Allocations in Respect of Transferred LLC Interests. If any LLC Interests are Transferred during any Allocation Year, Profits, Losses, each item thereof and all other items attributable to the Transferred LLC Interests for such Allocation Year shall, for U.S. federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and the pro rata portion for each month shall be allocated to those Persons who are Members as of the close of the New York Stock Exchange on the last day of the preceding month. All dividend or other distributions on or before the date of such Transfer shall be made to the transferor, and all dividend or other distributions thereafter shall be made to the transferee. The Board of Directors may revise, alter or otherwise modify such methods of

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

allocation as it determines necessary, to the extent permitted or required by Code Section 706 and the Regulations or rulings promulgated thereunder.

                                   ARTICLE 13

                           DISSOLUTION AND WINDING-UP

            Section 13.1 Dissolution Events.

            (a) Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "DISSOLUTION EVENT"):

            (i) The unanimous vote of the Members to dissolve, wind up and liquidate the Company; or

            (ii) A judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the business of the Company as then currently operated.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

            (b) Reconstitution. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event, then, within an additional ninety (90) days after such determination (the "RECONSTITUTION PERIOD"), all of the Members may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited liability company on terms identical to those set forth in this Agreement. Unless such an election is made within the Reconstitution Period, the Company shall liquidate and wind up its affairs in accordance with Section 13.2 hereof. If such an election is made within the Reconstitution Period, then:

            (i) The reconstituted limited liability company shall continue until the occurrence of a Dissolution Event as provided in Section 13.1(a); and

            (ii) Unless otherwise agreed to by a majority of the Members, the Certificate and this Agreement shall automatically constitute the Certificate and Agreement of such new Company. All of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new Company. No bond, collateral, assumption or release of any Member's or the Company's liabilities shall be required;

provided that the right of the Members to select replacement managers and to reconstitute and continue the business shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of such right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for U.S. federal income tax purposes upon the exercise of such right to continue.

            Section 13.2 Winding-Up. Upon the occurrence of (i) a Dissolution Event or (ii) the determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event (unless the Company is reconstituted pursuant to Section 13.1(b) hereof), the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding-up of the Company's business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 13.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding-up and dissolution of the Company, which winding-up and dissolution shall be completed within ninety (90) days of the occurrence of the Dissolution Event and within ninety (90) days after the last day on which the Company may be reconstituted pursuant to Section 13.1(b) hereof. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 13.9 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

            (a) First, to creditors (including the Manager and the Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distribution to Members under Section 18-601 or 18-604 of the Act;

            (b) Second, except as provided in this Agreement, to Members and former Members of the Company in satisfaction of liabilities for distribution under Section 18-601 or 18-604 of the Act; and

            (c) The balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

No Member or Manager shall receive additional compensation for any services performed pursuant to this Article 13.

            Section 13.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this
Article 13 may be:

            (a) Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.2 hereof; or

            (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

            Section 13.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 13, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other Liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for U.S. federal income tax purposes, the Company shall be deemed to have contributed all its Property and liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new company to the Members.

            Section 13.5 Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or the Manager.

            Section 13.6 Notice of Dissolution/Termination.

            (a) In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 13.1, result in a dissolution of the Company, the Board of Directors shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board of Directors) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board of Directors).

            (b) Upon completion of the distribution of the Company's Property as provided in this Article 13, the Company shall be terminated, and the Board of Directors shall cause the filing of the Certificate of Cancellation pursuant to
Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

            Section 13.7 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 13.2 hereof (the "LIQUIDATION PERIOD"), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 4 hereof.

            Section 13.8 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Member in the Company shall be made in exchange for the interest of such Member in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Member in Company goodwill.

            Section 13.9 The Liquidator.

            (a) Definition. The "LIQUIDATOR" shall mean a Person appointed by the Board of Directors to oversee the liquidation of the Company.

            (b) Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 13 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

            (c) Indemnification. The Company shall indemnify, hold harmless and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud or intentional misconduct of, or a knowing violation of the laws by, the Liquidator which was material to the cause of action.

            Section 13.10 Form of Liquidating Distributions. For purposes of making distributions required by Section 13.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

                                   ARTICLE 14

                                  MISCELLANEOUS

            Section 14.1 Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Manager:

            (a)    If to the Company:

                   600 Fifth Avenue, 21st Floor
                   New York, New York 10020
                   Attention:  David Mitchell
                   Facsimile No.:  (212) 581-8037;

            (b)    If to the Manager:

                   600 Fifth Avenue, 21st Floor
                   New York, New York 10020
                   Attention:  David Mitchell
                   Facsimile No.:  (212) 581-8037; and

            (c)    If to the Trust:

                   600 Fifth Avenue, 21st Floor
                   New York, New York 10020
                   Attention:  David Mitchell
                   Facsimile No.:  (212) 581-8037.

            Section 14.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.

            Section 14.3 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

            Section 14.4 Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

            Section 14.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

            Section 14.6 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

            Section 14.7 Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

            Section 14.8 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

            Section 14.9 Governing Law and Consent to Jurisdiction/Service of Process. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

            Each party hereto and any Person acquiring an LLC Interest, from time to time, (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware State court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Operating Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

            Section 14.10 Waiver of Jury Trial. Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

            Section 14.11 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

            Section 14.12 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

            IN WITNESS WHEREOF, the Original Member has executed and entered into this Operating Agreement of the Company as of the day first above set forth.

                                   MACQUARIE INFRASTRUCTURE ASSETS TRUST

                                   By: /s/ Peter Stokes
                                      -----------------------------------
                                      Name: Peter Stokes
                                      Title: Regular Trustee

                                                                       EXHIBIT A

                        SPECIMEN LLC INTEREST CERTIFICATE

NUMBER____                   ORGANIZED UNDER THE LAWS                  ______LLC
                                        OF                             INTERESTS
                              THE STATE OF DELAWARE

                       MACQUARIE INFRASTRUCTURE ASSETS LLC

      This Certifies that _________________________ is the owner of ___ LLC Interests of the Company with such rights and privileges as are set forth in the Operating Agreement of the Company dated _______________ (the "Operating Agreement"), as it may be amended from time to time.

THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE (THE "STATE ACTS") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE LLC INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE LLC INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED AND (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE EVIDENCE THE PROPORTIONATE PORTION OF SUCH HOLDER'S LIMITED LIABILITY COMPANY INTEREST IN THE COMPANY. THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN SECTION 12 OF THE OPERATING AGREEMENT OF THE COMPANY. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE OPERATING AGREEMENT OF THE COMPANY. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE COMPANY'S LLC INTERESTS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

THERE IS CURRENTLY NO PUBLIC MARKET FOR THE LLC INTERESTS. THEREFORE, RECIPIENTS OF LLC INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

      In Witness Whereof, said Company has caused this Certificate to be signed by its Chief Executive Officer this ____ day of ______, A.D. ____.

             __________________________

             AS CHIEF EXECUTIVE OFFICER